UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8‑K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2019

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001‑36046	41‑1301878
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

13631 Progress Boulevard, Suite 400,
Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code

(386) 462‑6800
(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2019, AxoGen Inc. (the "Company") and Jon Gingrich, Chief Commercial Officer, agreed that he will resign from AxoGen Corporation (“AxoGen”), effective February 15, 2019 (the “End Date”).  In connection with the planned departure, Mr. Gingrich and AxoGen entered into a Separation Agreement and General Release dated January 15, 2019 (the "Separation Agreement").  The Separation Agreement provides, among other things:

•	Termination Compensation. Mr. Gingrich will receive a separation payment in the amount of $471,395, payable as a lump sum within 30 days after the End Date.
•

Options and PSUs. Mr. Gingrich will retain his vested options prior to the End Date issued under a Stock Option Agreement between the Company and Mr. Gingrich pursuant to a AxoGen, Inc. Non-Qualified Stock Option Inducement Award Agreement (“Option Agreement”) and the Performance Stock Unit Award Agreement (“PSU”) in accordance with the terms of the Option Agreement and PSU.  As of the Separation Date (as defined in the Separation Agreement), Mr. Gingrich has a total of 43,125 vested shares pursuant to the Option Agreement with an exercise price of $16.85 per share for which he will have 90 days to exercise such shares from the End Date in accordance with the terms of the Option Agreement.  The total units that could be granted under the PSU is subject to the final determination by the Company’s Compensation Committee prior to February 15, 2019 and Mr. Gingrich will vest as to one third of the total units.

•

Continued Benefits. Mr. Gingrich and his family will be provided continued coverage under AxoGen’s group health benefit plans for a period of 12 months following the expiration of coverage under the AxoGen’s health insurance plan.

•

General Release. Mr. Gingrich released and discharged AxoGen, the Company and any subsidiaries from any and all claims arising or occurring prior to and including the date of his execution of the Separation Agreement and, as condition to receiving the termination compensation and continued benefits, he will execute an additional release pursuant to which he will release and discharge the Company and any subsidiaries from any and all claims arising or occurring from the date of his execution of the Separation Agreement through the End Date.

•

Restrictive Covenants. Mr. Gingrich will hold in strict confidence any confidential information related to AxoGen, the Company or any subsidiaries. He will be subject to a one year post-employment covenants not to compete and not to solicit employees or clients of AxoGen. Mr. Gingrich also agreed to be subject to a non-disparagement covenant.

The foregoing summary description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
10.1	Separation Agreement and General Release, dated January 15, 2019, between AxoGen Corporation and Jon Gingrich.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement and General Release, dated January 15, 2019, between AxoGen Corporation and Jon Gingrich.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

Date: January 16, 2019	By:	/s/ Gregory G. Freitag
Gregory G. Freitag
General Counsel